WYRICK ROBBINS YATES & PONTON L.L.P.
                                ATTORNEYS AT LAW
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506


                                         April 8, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      First Investors Multi-State Insured Tax Free Fund

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                         Very truly yours,

                                         /s/Wyrick Robbins Yates & Ponton L.L.P.

                                         Hawkins, Delafield & Wood